                                                                    EXHIBIT 99.1

NEWS RELEASE


                    MARVELL(R) TECHNOLOGY GROUP LTD. REPORTS
                    RECORD SECOND QUARTER FISCAL 2005 RESULTS

         Q2 NET REVENUES INCREASE 54% FROM PRIOR YEAR TO $297.2 MILLION

Sunnyvale, CA. (August 19, 2004) - Marvell(R)Technology Group Ltd. (NASDAQ:
MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its second fiscal quarter ended July 31, 2004.

Net revenue for the second quarter of fiscal 2005 was a record $297.2 million, an increase of 54% over net revenue of $192.9 million for the second quarter of fiscal 2004 and a 10% sequential increase from net revenue of $269.6 million for the first quarter of fiscal 2005. Net income under generally accepted accounting principles (GAAP) was $28.6 million, or $0.10 per share (diluted), for the second quarter of fiscal 2005, compared with a net income under GAAP of $9.4 million, or $0.03 per share (diluted), for the second quarter of fiscal 2004.

Net revenue for the six months ended July 31, 2004 was $566.7 million, an increase of 57% over net revenue of $361.1 million for the six months ended August 2, 2003. Net income under GAAP was $43.1 million, or $0.15 per share (diluted), for the six months ended July 31, 2004, compared with a net income under GAAP of $13.8 million, or $0.05 per share (diluted), for the six months ended August 2, 2003.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of amortization and write-off of acquired intangible assets and other, and amortization of stock-based compensation. Pro forma net income was $59.7 million, or $0.20 per share (diluted), for the second quarter of fiscal 2005, compared with pro forma net income of $30.0 million, or $0.11 per share (diluted), for the second quarter of fiscal 2004. Shares used in computing pro forma net income per share for the second quarter of fiscal 2005 increased to
295.8 million, compared with 273.6 million for the second quarter of fiscal
2004.

Pro forma net income was $108.8 million, or $0.37 per share (diluted), for the six months ended July 31, 2004, compared with pro forma net income of $54.5 million, or $0.20 per share (diluted), for the six months ended August 2, 2003. Shares used in computing pro forma net income per share for the six months ended July 31, 2004 increased to 294.0 million, compared with 266.4 million for the six months ended August 2, 2003.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company's operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

"Q2 was a very successful quarter for Marvell. Along with another strong quarter of revenue growth, we also continued to expand our operating margins and further strengthen our balance sheet," stated Dr. Sehat Sutardja, Marvell's President and CEO. "We are enjoying strong momentum in both the enterprise and consumer markets. In particular, we are very excited about the rate of adoption of our wireless LAN and storage electronics for emerging consumer applications as well as continued strong design activity for our Linear DSP power management products."

Revenue for the second quarter was a record for Marvell and represented the 27th consecutive quarter of sequential revenue growth. Also, the 10% sequential increase in the second quarter revenue was Marvell's 11th consecutive quarter where sequential revenue growth was at least 10%. The following is a review of some of the recent highlights that occurred since last quarter's earnings release:

o Marvell continues to lead the adoption of WLAN into consumer electronic devices. During the quarter, Marvell expanded upon its impressive list of design wins into high volume applications such as cellular handsets, gaming devices, digital cameras, MP3 players, PDAs and emerging home entertainment multimedia client devices. Marvell expects to commence volume shipment into such emerging applications in the third quarter including initial shipments of its 802.11 solution into a major consumer gaming application. Also, a number of Marvell's WLAN design wins for cellular handsets have now commenced the field trial stage this summer.

o Today, Marvell raised the technological bar once again with the introduction of the World's first 60 Gigabit per second single chip solution. These new Prestera(TM) devices, which utilize the Marvell distributed switching architecture, offer true security, advanced QOS and full integrated support for next generation IPv6 protocols. The complete Prestera product family continues to enjoy strong revenue growth and design wins for infrastructure switching applications across all market segments from the SMB to large scale Enterprise.

o Q2 was another outstanding quarter for Marvell's storage electronics for the hard disk drive market. During the quarter, Marvell enjoyed continued solid revenue growth from market share gains in the traditional hard disk drive market. Additionally, the emerging consumer small form factor drive market continues to grow as these exciting drives are designed into a variety of consumer electronic devices. Marvell expects further strong market adoption of consumer hard disk drives as even smaller form factor drives and increased storage capacities begin to be introduced into the marketplace.

o During the quarter, Marvell also commenced volume shipments of its All-into-1 and LiveAP(TM)WLAN solutions that were just introduced earlier this year. Marvell's All-into-1 technology for the first time allows the integration of many WLAN functions into a single device that were previously separate functions handled by multiple devices. Now, in just a size of a credit card, one can add wireless capability to Ethernet enabled devices, extend the range of any 802.11 g/b Access Point or wireless router, provide easier setup for broadband wireless gaming over the Internet, allow personal 54Mbps `hot-spot' connectivity and much more. Marvell is also now shipping LiveAP(TM)into volume PC desktop motherboards as an embedded access point product. LiveAP utilizes Marvell's extreme low power and integrated processor technology to offer "on-demand" access to the wireless network and Internet even when the host device is turned off.

Marvell will be conducting a conference call today at 1:45 p.m. PT to discuss its second quarter financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 9073056. Replay of the conference call will be available until August 26, 2004 at midnight PDT by dialing (706) 645-9291. The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section. Replay on the Internet will be available until August 19, 2005.

ABOUT MARVELL
Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. These statements include those relating to the rate of our customers' adoption of our wireless LAN and storage electronics, continued strong design activity for identified power management products, the commencement of volume shipments of WLAN products for consumer applications and the anticipated benefits of and the continued strong revenue growth and design win activity for our Prestera product family and hard disk drive products, including small form factor drives, and anticipated benefits of our All-into-1 and LiveAP WLAN solutions. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the fiscal year ended January 31, 2004 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

MARVELL(R) AND THE MARVELL LOGO ARE TRADEMARKS OF MARVELL. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                          MARVELL TECHNOLOGY GROUP LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                         ------------------------      ------------------------
                                                         JULY 31,       AUGUST 2,      JULY 31,       AUGUST 2,
                                                           2004           2003           2004           2003
                                                         --------       ---------      --------       ---------
Net revenue                                              $297,154       $192,854       $566,731       $361,137
Cost of goods sold                                        140,905         88,944        268,741        165,057
                                                         --------       --------       --------       --------
Gross profit                                              156,249        103,910        297,990        196,080
Operating expenses:
     Research and development                              64,036         52,252        127,308         98,891
     Selling and marketing                                 19,884         14,783         38,585         30,246
     General and administrative                             7,662          4,351         14,499          7,931
     Amortization of stock-based compensation               1,272          1,020          2,660          1,678
     Amortization/write-off of acquired intangible
         assets and other                                  29,759         19,560         63,017         39,008
                                                         --------       --------       --------       --------
         Total operating expenses                         122,613         91,966        246,069        177,754
                                                         --------       --------       --------       --------
Operating income                                           33,636         11,944         51,921         18,326
Interest and other income, net                              1,616          1,569          3,288          2,880
                                                         --------       --------       --------       --------
Income before income taxes                                 35,252         13,513         55,209         21,206
Provision for income taxes                                  6,628          4,091         12,088          7,427
                                                         --------       --------       --------       --------
Net income                                               $ 28,624       $  9,422       $ 43,121       $ 13,779
                                                         ========       ========       ========       ========

Basic net income per share                               $   0.11       $   0.04       $   0.16       $   0.06
                                                         ========       ========       ========       ========
Diluted net income per share                             $   0.10       $   0.03       $   0.15       $   0.05
                                                         ========       ========       ========       ========

Weighted average shares-- basic                           267,940        247,334        266,209        245,004
                                                         --------       --------       --------       --------
Weighted average shares-- diluted                         295,769        273,608        293,977        266,377
                                                         --------       --------       --------       --------

                          MARVELL TECHNOLOGY GROUP LTD.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                    ------------------------      ------------------------
                                                    JULY 31,       AUGUST 2,      JULY 31,       AUGUST 2,
                                                      2004           2003           2004           2003
                                                    --------       ---------      --------       ---------
Net revenue                                         $297,154       $192,854       $566,731       $361,137
Cost of goods sold                                   140,905         88,944        268,741        165,057
                                                    --------       --------       --------       --------
Gross profit                                         156,249        103,910        297,990        196,080
Operating expenses:
     Research and development                         64,036         52,252        127,308         98,891
     Selling and marketing                            19,884         14,783         38,585         30,246
     General and administrative                        7,662          4,351         14,499          7,931
                                                    --------       --------       --------       --------
         Total operating expenses                     91,582         71,386        180,392        137,068
                                                    --------       --------       --------       --------
Operating income                                      64,667         32,524        117,598         59,012
Interest and other income, net                         1,616          1,569          3,288          2,880
                                                    --------       --------       --------       --------
Income before income taxes                            66,283         34,093        120,886         61,892
Provision for income taxes                             6,628          4,091         12,088          7,427
                                                    --------       --------       --------       --------
Pro forma net income                                $ 59,655       $ 30,002       $108,798       $ 54,465
                                                    ========       ========       ========       ========

Basic pro forma net income per share                $   0.22       $   0.12       $   0.41       $   0.22
                                                    ========       ========       ========       ========
Diluted pro forma net income per share              $   0.20       $   0.11       $   0.37       $   0.20
                                                    ========       ========       ========       ========

Weighted average shares-- basic                      267,940        247,334        266,209        245,004
                                                    --------       --------       --------       --------
Weighted average shares-- diluted                    295,769        273,608        293,977        266,377
                                                    --------       --------       --------       --------

RECONCILIATION OF GAAP NET INCOME
  TO  PRO FORMA NET INCOME:
GAAP net income                                     $ 28,624       $  9,422       $ 43,121       $ 13,779
Amortization of stock-based compensation               1,272          1,020          2,660          1,678
Amortization/write-off of acquired intangible
     assets and other                                 29,759         19,560         63,017         39,008
                                                    --------       --------       --------       --------
Pro forma net income                                $ 59,655       $ 30,002       $108,798       $ 54,465
                                                    ========       ========       ========       ========

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and other write-off related expenses.

                          MARVELL TECHNOLOGY GROUP LTD.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)



                                                           JULY 31,          JANUARY 31,
ASSETS                                                       2004               2004
                                                          -----------        -----------
Current assets:
     Cash and cash equivalents                            $   298,141        $   224,399
     Short-term investments                                   184,277            161,872
     Accounts receivable, net                                 161,107            136,513
     Inventory, net                                            97,107             91,785
     Prepaid expenses and other current assets                 17,691             18,713
                                                          -----------        -----------
         Total current assets                                 758,323            633,282
Property and equipment, net                                   148,498            149,705
Goodwill and acquired intangible assets                     1,588,736          1,615,084
Other noncurrent assets                                        49,890             37,394
                                                          -----------        -----------
         Total assets                                     $ 2,545,447        $ 2,435,465
                                                          ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $    97,658        $   121,190
     Accrued liabilities                                       51,870             36,823
     Income taxes payable                                       6,180              2,155
     Deferred income                                           14,618             12,996
     Current portion of capital lease obligations              11,795             10,747
                                                          -----------        -----------
         Total current liabilities                            182,121            183,911
Capital lease obligations                                      15,973             19,944
Other long-term liabilities                                    47,602             40,769
                                                          -----------        -----------
         Total liabilities                                    245,696            244,624
                                                          -----------        -----------
Shareholders' equity:
     Common stock                                                 540                526
     Additional paid-in capital                             2,937,409          2,872,282
     Deferred stock-based compensation                         (4,976)            (7,945)
     Accumulated other comprehensive income (loss)             (1,564)               757
     Accumulated deficit                                     (631,658)          (674,779)
                                                          -----------        -----------
         Total shareholders' equity                         2,299,751          2,190,841
                                                          -----------        -----------
         Total liabilities and shareholders' equity       $ 2,545,447        $ 2,435,465
                                                          ===========        ===========